UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2010
PROLOGIS
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of Incorporation)	1-12846 (Commission File Number)	74-2604728 (I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (303) 567-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 9, 2010, ProLogis priced an offering of $400 million aggregate principal amount of its 3.25% convertible senior notes due 2015 (the “2015 Notes”). In connection with the offering, ProLogis entered into an Underwriting Agreement, dated March 9, 2010, with Citigroup Global Markets Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named in Schedule A thereto (the “ 2015 Underwriters”), pursuant to which ProLogis agreed to sell and the 2015 Underwriters agreed to purchase, subject to and upon the terms and conditions set forth therein, $400 million aggregate principal amount of the 2015 Notes. ProLogis also granted the 2015 Underwriters the right to purchase for 30 days up to an additional $60 million of 2015 Notes, solely to cover overallotments. On March 12, 2010, the 2015 Underwriters exercised the overallotment option in full. A copy of the 2015 Underwriting Agreement has been filed as an exhibit to this report and is incorporated herein by reference.
     On March 9, 2010, ProLogis priced an offering of $1.1 billion aggregate principal amount of its (i) 6.250% notes due 2017 (the “2017 Notes”) and (ii) 6.875% notes due 2020 (the “2020 Notes”). In connection with the offering, ProLogis entered into an Underwriting Agreement, dated March 9, 2010, with Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and RBS Securities Inc., as representatives of the several underwriters named in Schedule A thereto (the “2017/2020 Underwriters”), pursuant to which ProLogis agreed to sell and the 2017/2020 Underwriters agreed to purchase, subject to and upon the terms and conditions set forth therein, $300 million aggregate principal amount of the 2017 Notes and $800 million aggregate principal amount of the 2020 Notes. A copy of the 2017/2020 Underwriting Agreement has been filed as an exhibit to this report and is incorporated herein by reference.
     The offering of each of the 2015 Notes, the 2017 Notes and the 2020 Notes is expected to close on March 16, 2010. The net proceeds to ProLogis from the sale of the 2015 Notes, after the underwriters’ discounts and offering expenses, are estimated to be approximately $450.0 million. The net proceeds to ProLogis from the sale of the 2017 Notes and the 2020 Notes, after the underwriters’ discounts and offering expenses, are estimated to be approximately $1.088 billion. ProLogis intends to use the net proceeds from the offering of each of the 2015 Notes, the 2017 Notes and the 2020 Notes for the repayment of borrowings under its global credit agreement. ProLogis expects to reborrow under its global credit agreement to fund the cash purchase of certain of its senior notes that are tendered pursuant to its offer to purchase such notes, which commenced on March 8, 2010, the repayment or repurchase of other indebtedness and for general corporate purposes. Affiliates of certain of the underwriters are lenders under ProLogis’s global line of credit and therefore will receive proceeds from the offerings to the extent that proceeds are used to repay borrowings under the global line of credit.
     The 2015 Notes will bear interest at a rate of 3.25% per annum and mature on March 15, 2015. The 2015 Notes will be convertible, at any time, at the option of the holder into ProLogis common shares, at an initial conversion rate of 57.8503 shares per $1,000 principal amount of 2015 Notes (equivalent to an initial conversion price of approximately $17.29 per ProLogis common share). The initial conversion rate is subject to adjustment in certain circumstances.
     ProLogis may not redeem all of the 2015 Notes at any time prior to maturity except to the extent necessary to preserve ProLogis’s status as a real estate investment trust.
     The 2017 Notes will bear interest at a rate of 6.250% per annum and mature on March 15, 2017. The 2020 Notes will bear interest at a rate of 6.875% per annum and mature on March 15, 2020.
     The 2015 Notes, the 2017 Notes and the 2020 Notes are subject to the Registration Statement (File No. 333-157818) that ProLogis filed with the SEC relating to the public offering from time to time of securities of ProLogis pursuant to Rule 415 of the Securities Act of 1933, as amended. In connection with ProLogis filing with the SEC a definitive prospectus supplement, dated March 9, 2010, and prospectus, dated October 27, 2009, relating to the public offering of the 2015 Notes and a definitive prospectus supplement, dated March 9, 2010, and prospectus, dated October 27, 2009, relating to the public offering of the 2017 Notes and the 2020 Notes, ProLogis is filing certain exhibits to such Registration Statement as part of its Current Report on Form 8-K. See “Item 9.01 – Financial Statements and Exhibits.”

     This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Item 3.03. Material Modification to Rights of Security Holders.
          ProLogis expects to enter into a Tenth Supplemental Indenture in connection with the sale of the 2015 Notes.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 9, 2010, with Citigroup Global Markets Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as Representatives of the several Underwriters named in Schedule A thereto.

1.2	Underwriting Agreement, dated March 9, 2010, among ProLogis, Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and RBS Securities Inc., as Representatives of the several Underwriters named in Schedule A thereto.

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of Mayer Brown LLP (contained in Exhibit 5.1 hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: March 15, 2010	By:	/s/ David W. Grawemeyer
		Name:	David W. Grawemeyer
		Title:	Managing Director & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 9, 2010, with Citigroup Global Markets Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as Representatives of the several Underwriters named in Schedule A thereto.

1.2	Underwriting Agreement, dated March 9, 2010, among ProLogis, Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and RBS Securities Inc., as Representatives of the several Underwriters named in Schedule A thereto.

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of Mayer Brown LLP (contained in Exhibit 5.1 hereto).

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